FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2007

TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14157 (Commission File Number)	36-2669023 (IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

Registrant's telephone number, including area code: (312) 630-1900

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01(a). Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 20, 2007, Telephone and Data Systems, Inc. ("TDS") and its subsidiary, United States Cellular Corporation ("U.S. Cellular"), received letters from the staff of The New York Stock Exchange ("NYSE") indicating that TDS and U.S. Cellular have been identified as late filers as a result of their failure to file annual reports on Form 10-K for the year ended December 31, 2006 on a timely basis in compliance with Section 13 or 15(d) of the Securities Exchange Act of 1934. The letters also note that TDS and U.S. Cellular will be posted to the late filers list on the "Listing Standards" page on the NYSE website and ".LF" will be appended to TDS's and U.S. Cellular's trading symbols for their debt that is listed on the NYSE. Accordingly, TDA will trade as TDA.LF, TDI will trade as TDI.LF, UZG will trade as UZG.LF and UZV will trade as UZV.LF. The website posting and indicator will remain in effect until TDS and U.S. Cellular are current with all reporting requirements with the SEC.

In addition, on March 19, 2007, TDS and U.S. Cellular received letters from the staff of The American Stock Exchange ("AMEX") indicating that TDS and U.S. Cellular are not in compliance with Sections 134 and 1101 of the AMEX Company Guide and their listing agreements as a result of TDS's and U.S. Cellular's failure to file their annual reports on Forms 10-K for the year ended December 31, 2006 on a timely basis.

The AMEX letters require each of TDS and U.S. Cellular to submit a plan by April 2, 2007, advising the AMEX of any action it has taken, or will take, to file its Form 10-K for the year ended December 31, 2006, and bring TDS and U.S. Cellular into compliance with the AMEX Company Guide by no later than May 18, 2007. If the plan is accepted by the AMEX, the listing of the Common Shares and Special Common Shares of TDS and the Common Shares of U.S. Cellular will continue pursuant to an extension. The AMEX letters state that if TDS and U.S. Cellular are not in compliance with the listing standards by May 18, 2007, the AMEX will initiate delisting proceedings, as appropriate. Further, if either TDS or U.S. Cellular do not submit a plan or if its plan is not accepted by the AMEX, TDS or U.S. Cellular may be subject to delisting proceedings. In either event, TDS and U.S. Cellular may appeal if the AMEX staff makes a determination to initiate delisting proceedings in accordance with applicable AMEX rules. TDS and U.S. Cellular will submit a plan to the AMEX by April 2, 2007.

In the letter, the AMEX also noted that TDS and U.S. Cellular will be included in a list of issuers, which is posted daily on the AMEX website, that are not in compliance with the continued listing standards and ".LF" will be appended to TDS's and U.S. Cellular's trading symbols whenever such trading symbols are transmitted with a quotation or trade. Accordingly, TDS will trade as TDS.LF, TDS.S. will trade as TDS.S.LF and USM will trade as USM.LF. The website posting and indicator will remain in effect until TDS and U.S. Cellular have regained compliance with all applicable continued listing standards.

On March 20, 2007, TDS and U.S. Cellular issued a joint press release disclosing the foregoing, a copy of which is attached hereto as Exhibit 99.1.

TDS and U.S. Cellular intend to file their Forms 10-K for the year ended December 31, 2006 with the Securities and Exchange Commission ("SEC") as soon as possible. TDS and U.S. Cellular expect to be current with all reporting requirements of the SEC and the listing requirements of the AMEX and NYSE when they file such Forms 10-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

        In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date: March 21, 2007

By:	/s/ D. Michael Jack

D. Michael Jack
Senior Vice President and Corporate Controller

EXHIBIT INDEX The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description
99.1	Press Release dated March 20, 2007
99.2	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement